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                                                                    EXHIBIT 10.9


                              CONSULTING AGREEMENT


          This Consulting Agreement (this "Agreement") is made and entered into as of the 1st day of October, 1996, by and between Sterling Software, Inc., a Delaware corporation (the "Company"), and Michael C. French, an individual (the "Consultant").

                                   RECITALS:

          A. The Company has obtained and is desirous of continuing to obtain certain legal, financial and other strategic consulting services from the Consultant, and the Consultant has provided and wishes to continue to provide such services to the Company, all upon the terms and conditions set forth in this Agreement.

          B. Therefore, in consideration of the mutual convenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

                                   AGREEMENT:

          Section 1.  Consulting Services.  The Consultant shall provide such
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legal, financial and other strategic consulting services for the Company as the
Chairman of the Board of Directors or the Chief Executive Officer of the Company may from time to time reasonably request. The Consultant acknowledges and agrees that he also may be asked to provide such services to certain subsidiaries and affiliates of the Company and that he shall do so on the same basis as he is to provide services to the Company. All references to the Company in this Agreement shall also include any such subsidiary or affiliate, unless otherwise clearly required by the context. In providing services to the Company under this Agreement, the Consultant shall be at all times under and subject to the direction and supervision of the Chairman of the Board of Directors and the Chief Executive Officer of the Company.

          Section 2.  Consulting Fees; Expenses.  As consideration for providing
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services to the Company under this Agreement, the Consultant shall be entitled to a fee, payable by the Company on a monthly basis (or on any other periodic basis hereafter agreed to by the Company and the Consultant), of $17,500 per month. In addition to the fees provided for above, the Consultant shall be entitled to reimbursement from the Company of any direct, out-of-pocket expenses incurred by the Consultant during the course of providing services to the Company under this Agreement.

          Section 3.  Termination.  This Agreement shall continue from and after
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the date hereof until terminated in accordance with the following subsections:

          (a) Either party may terminate this Agreement for any reason by giving the other party 30 days prior written notice of such termination. If the Consultant terminates this Agreement pursuant to this Section 3(a) or if the Company terminates this Agreement because of gross
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misconduct on the part of the Consultant (which finding of gross misconduct must be made by a majority of the Company's directors and memorialized in a resolution duly adopted thereby), the Company shall be obligated to pay the Consultant the monthly consulting fee specified above for the month in which such termination occurs, but thereafter shall have no obligation to pay any consulting fees hereunder. If the Company terminates this Agreement for any other reason (other than the death or Total Disability (as defined below) of the Consultant, which circumstances are governed by subsections (b) and (c) below), the Consultant shall be entitled to receive from the Company the monthly consulting fee specified above for a period of 36 months from and after the month in which such termination occurs, provided that the Consultant executes and delivers to the Company a release and confidentiality agreement reasonably satisfactory to the Company.

          (b) This Agreement shall terminate automatically upon the death of the Consultant. In such event, the Company shall be obligated to pay the estate of the Consultant the monthly consulting fee specified above for a period of 36 months from and after the month in which such death occurs.

          (c) This Agreement may be terminated by the Company upon the Total Disability of the Executive. As used herein, the term "Total Disability" shall mean the Executive's inability to render any services under this Agreement for a period of six consecutive calendar months. In order to terminate this Agreement as a result of the Consultant's Total Disability, the Company shall notify the Executive (or an appropriate representative thereof) of such termination in writing. If the Company terminates this Agreement pursuant to this Section 3(c), the Consultant shall be entitled to receive from the Company the monthly consulting fee specified above for a period of 36 months from and after the month in which such termination occurs, provided that the Consultant (or an appropriate representative thereof) executes and delivers to the Company a release and confidentiality agreement reasonably satisfactory to the Company.

          Section 4.  Confidentiality; Related Matters.  The Consultant shall
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not use, for his personal gain or benefit or the personal gain or benefit of any member of his family, any confidential or proprietary information of the Company which is obtained by or provided to the Consultant consistent with the purposes and intent of this Agreement. During the term of this Agreement and for so long as he receives consulting fees hereunder, the Consultant shall not act as a legal or financial consultant or advisor to any other person or entity in the computer software, hardware or services industry without the prior written consent of the Company's Chief Executive Officer or the Chairman of its Board of Directors. During the term of this Agreement and for so long as he receives consulting fees hereunder, the Consultant shall not, on his own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Company.

          Section 5.  Entire Agreement.  This Agreement constitutes the entire
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agreement between the Company (and its subsidiaries) and the Consultant with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company (and its subsidiaries) and the Consultant with respect to such subject matter.


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          Section 6.  Binding Effect; Assignment.  This Agreement shall be
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binding upon and inure to the benefit of only the Company (and its subsidiaries)
and the Consultant and their respective successors and permitted assigns.
Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Company (and its subsidiaries) and the Consultant, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever.

          Section 7.  Governing Law.  This Agreement shall be governed by and
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construed and enforced in accordance with the laws of the State of Texas.

          Section 8.  Descriptive Headings.  The descriptive headings herein are
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inserted for convenience of reference only, do not constitute a part of this
Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the Company and the Consultant have executed and delivered this Agreement as of the date first above written.

                              STERLING SOFTWARE, INC.



                              By:  /s/ Sterling L. Williams
                                   ------------------------
                                  Sterling L. Williams, President and
                                  Chief Executive Officer



                                  /s/ Michael C. French
                                  ---------------------
                                  Michael C. French


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